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                                                                    Exhibit 23.1
                                                                    ------------




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 8, 2002 (Except for Note S as to which the date is March 29, 2002) accompanying the financial statements of BrandPartners Group, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

New York, New York
July 8, 2002